Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-164782) Form S-4 (No.333-175162) and on Form S-8 (No. 333-37082, 333-49780, 333-127377, and 333-61390) of Exelon Corporation of our report dated February 9, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of Exelon Corporation, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

February 9, 2012